As filed with the Securities and Exchange Commission on August 10, 2005

Registration No. 333-54162

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVOCENT CORPORATION

(Exact name of Registrant as specified in its charter)

4991 Corporate Drive
Huntsville, Alabama 35805
Delaware	(256) 430-4000	91-2032368
(State of incorporation)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Avocent Corporation 2000 Employee Stock Purchase Plan
Avocent Corporation 2000 Stock Option Plan
Avocent Corporation 2000 Transition Nonstatutory Stock Option Plan
Equinox Systems Inc. 1992 Non-Qualified Stock Option Plan
Equinox Systems Inc. 1993 Stock Option Plan
Equinox Systems Inc. Directors Stock Option Plan
Equinox Systems Inc. 2000 Directors Stock Option Plan
(Full title of the plan)

Samuel F. Saracino, Esq.
Executive Vice President of Legal and Corporate Affairs,
General Counsel, and Secretary
9911 Willows Road N.E.
Redmond, Washington 98052
(425) 861-5858
(Name, address, and telephone number of agent for service)

Copy to:
Patrick J. Schultheis, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, WA 98104-7036
(206) 882-2500

A portion of the offering contemplated by this Registration is terminated.  Pursuant to the undertakings contained in Item 9 of the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to deregister (a) 253,646 shares originally registered by the Registration Statement for issuance pursuant to the Avocent Corporation 2000 Stock Option Plan and (b) 123,323 shares originally registered by the Registration Statement for issuance pursuant to the Avocent Corporation 2000 Transition Nonstatutory Stock Option Plan that remained unsold as of the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on August 9, 2005.

AVOCENT CORPORATION

By:	/s/ Samuel F. Saracino
Samuel F. Saracino
Executive Vice President of Legal and Corporate Affairs, General Counsel, and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel F. Saracino, Edward H. Blankenship and Doyle C. Weeks and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John R. Cooper	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 9, 2005
John R. Cooper

/s/ Edward H. Blankenship	Senior Vice President of Finance, Chief Financial Officer, Treasurer, and Assistant Secretary (Principal Financial Officer and Principal	August 9, 2005
Edward H. Blankenship	Accounting Officer)

	Director	August 9, 2005
Harold D. Copperman

	Director	August 9, 2005
Francis A. Dramis, Jr.

*	Director	August 9, 2005
Edwin L. Harper

/s/ William H. McAleer	Director	August 9, 2005
William H. McAleer

*	Director	August 9, 2005
Stephen F. Thornton

	Director	August 9, 2005
David P. Vieau

*	President and Director	August 9, 2005
Doyle C. Weeks

*	By:	/s/ Samuel F. Saracino
Samuel F. Saracino
Attorney-in-Fact